Exhibit 99.1
International Arbitration Decision Issued Regarding Divestiture of
Batu Hijau in Indonesia, Contract of Work Remains in Effect
DENVER, March 31, 2009 — Newmont Mining Corporation (NYSE: NEM) (“Newmont” or “the Company”) today announced that the international arbitration panel delivered its decision pertaining to the dispute in regard to the divestiture of PT Newmont Nusa Tenggara’s (“PTNNT’s”) shares. The Company, as a foreign shareholder in PTNNT, together with Nusa Tenggara Mining Corporation, an affiliate of Sumitomo Corporation of Japan, is required under the Contract of Work with the Government of the Republic of Indonesia (the “Government”) to sell down a portion of its interest in PTNNT. Last year, a dispute arose in relation to how the divestiture process should proceed and the Government and PTNNT submitted the matter to international arbitration in accordance with the provisions of the Contract of Work.
In its decision, the arbitration panel ruled that the Government was not entitled to terminate the Contract of Work. The panel further ruled that PTNNT’s foreign shareholders had not followed the divestiture process required in 2006 and 2007. The panel granted the shareholders 180 days from the date of the decision to work with the Government to transfer the shares in PTNNT to the Government or its designee, as specified in the Contract of Work for 2006 and 2007. The panel also confirmed that the Government has a right of first refusal with respect to the 2008 shares.
“We are currently reviewing the decision and look forward to outlining a path forward with the Government to implement the arbitration panel’s decision,” said Richard O’Brien, President and Chief Executive Officer. “We are committed to following the divestiture process as required under the Contract of Work and clarified in the decision.”
About Newmont
Founded in 1921 and publicly traded since 1925, Newmont (www.newmont.com) is one of the largest gold companies in the world. Headquartered in Colorado, the Company has approximately 34,000 employees and contractors, with the majority working at core operations in the United States, Australia, Peru, Indonesia and Ghana. Newmont is the only gold company listed in the S&P 500 index and in 2007 became the first gold company selected to be part of the Dow Jones Sustainability World Index. Newmont’s industry leading performance is reflected through high standards in environmental management, health and safety for its employees and creating value and opportunity for host communities and shareholders.

Investor Contacts
John Seaberg	303.837.5743	john.seaberg@newmont.com

Media Contacts
Omar Jabara	303.837.5114	omar.jabara@newmont.com

Cautionary Statement:
This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended that are intended to be covered by the safe harbor created by such sections and other applicable laws. Such forward-looking statements include, without limitation, (i) estimates of future dispute resolution activities; and (ii) estimates regarding the completion and timing of discussions regarding the Batu Hijau Mine and other properties. Where the Company expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by such forward-looking statements. Such risks include, but are not limited to, gold and other metals price volatility, currency fluctuations, increased production costs and variances in ore grade or recovery rates from those assumed in mining plans, political and operational risks in the countries in which we operate, and governmental regulation and judicial outcomes. For a more detailed discussion of such risks and other factors, see the Company’s 2008 Annual Report on Form 10-K, filed on February 19, 2009, with the Securities and Exchange Commission, as well as the Company’s other SEC filings. The Company does not undertake any obligation to release publicly revisions to any “forward-looking statement,” to reflect events or circumstances after the date of this news release, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws.